EXHIBIT G-4

Eligible Units for Generation Divestiture

		MW
		(winter		Pre-Merger	Post Merger
Units	Type	rating)[1]	Current Owner	Status	Status*

Grand Central Landfill**	NUG	9	Waste Management	NA	NA
MMLP NUG (Montenay)**	NUG	28	Montenay Energy	NA	NA
			Resources of
			Montgomery County,
			Inc
Conowingo	HY	512	Susquehanna Power	EWG	EWG
			Co. and PECO
			Energy Power Co.
Oyster Creek***	NU	637	AmerGen	EWG	EWG
Limerick***	NU	2,358	Exelon Generation	Utility	Utility
Salem***	NU	2,066	42.59% Exelon	Utility	Utility
			Generation
			57.41% PSEG	EWG	Utility
			Nuclear
Hope Creek***	NU	1,118	PSEG Nuclear	EWG	Utility
Yards Creek	HY	200	PSEG Fossil	EWG	Utility[2]
Eddystone 1-2	ST	599	Exelon Generation	Utility	Utility
Cromby 1	ST	147	Exelon Generation	Utility	Utility
Hudson 2	ST	620	PSEG Fossil	EWG	Utility
Mercer 1-2	ST	682	PSEG Fossil	EWG	Utility
Bergen, 1ST, 1SC, 1CC	CC	1,245	PSEG Fossil	EWG	Utility
Linden CC	CC	1,218	PSEG Fossil	EWG	Utility
Bergen 3	GT	24	PSEG Fossil	EWG	Utility
Sewaren 1-4	ST	495	PSEG Fossil	EWG	Utility
Hudson 1	ST	422	PSEG Fossil	EWG	Utility
Kearny 7-8	ST	340	PSEG Fossil	EWG	Utility
Pennsbury 1-2	GT	6	Exelon Generation	Utility	Utility
Cromby 2	ST	211	Exelon Generation	Utility	Utility
Kearny (PSEG)	CT	159	PSEG Fossil	EWG	Utility
Burlington (PSEG)	CT	200	PSEG Fossil	EWG	Utility
Eddystone 3-4	ST	760	Exelon Generation	Utility	Utility
Essex	GT	93	PSEG Fossil	EWG	Utility
Linden 7-8	GT	186	PSEG Fossil	EWG	Utility
Edison	GT	194	PSEG Fossil	EWG	Utility
Fairless Hills	ST	60	Exelon Generation	Utility	Utility
Cromby IC1	IC1	3	Exelon Generation	Utility	Utility
Delaware 1	1	3	Exelon Generation	Utility	Utility
Schuyhill 1, 10-11, IC1	ST, GT IC1	216	Exelon Generation	Utility	Utility
Croydon	GT	497	Exelon Generation	Utility	Utility
Essex 10, 11, 12	GT	618	PSEG Fossil	EWG	Utility

[1] The MW ratings were obtained from publicly available sources and may differ from ratings contained in other filings submitted to the Commission by either Exelon or PSEG or their subsidiaries.

[2] In the event that the FERC hydro license for the Yards Creek facility is not transferred to Exelon Generation, Yards Creek may remain an EWG subsidiary of Exelon Generation.

EXHIBIT G-4

		MW
		(winter		Pre-Merger	Post Merger
Units	Type	rating)[1]	Current Owner	Status	Status*

Edison	GT	388	PSEG Fossil	EWG	Utility
Richmond	GT	132	Exelon Generation	Utility	Utility
Kearny 9, 10. 12	GT	383	PSEG Fossil	EWG	Utility
National Park	GT	24	PSEG Fossil	EWG	Utility
Falls	GT	60	Exelon Generation	Utility	Utility
Moser	GT	60	Exelon Generation	Utility	Utility
Delaware 9-12	GT	74	Exelon Generation	Utility	Utility
Eddystone 10-40	GT	76	Exelon Generation	Utility	Utility
Southwark 3-6	GT	72	Exelon Generation	Utility	Utility
Chester 7-9	GT	54	Exelon Generation	Utility	Utility
Burlington 8-11	GT	448	PSEG Fossil	EWG	Utility
Bayonne 1-2	GT	48	PSEG Fossil	EWG	Utility
Sewaren 6	GT	140	PSEG Fossil	EWG	Utility
Mercer 3	GT	140	PSEG Fossil	EWG	Utility
Linden 5, 6	GT	188	PSEG Fossil	EWG	Utility
Salem 3	GT	46	42.59% Exelon	Utility	Utility
			Generation
			57.41% PSEG	EWG	Utility
			Nuclear
Total		18,259

Key:	NUG	Non utility generator
	HY	Hydroelectric
	NU	Nuclear
	ST	Steam turbine (coal or gas)
	CC	Combined cycle (gas)
	GT	Gas turbine

* A Post-Merger Status of “utility” means that the particular generating unit will be owned directly by Exelon Generation following the Exelon Generation Restructuring as described in the Form U-1 Application-Declaration to which this document is an exhibit (the “U-1”) (not as a separate EWG subsidiary) and accordingly its disposition to the extent occurring after closing of the Merger will constitute the disposition of utility assets under the Act. All the generating units owned by PSEG Fossil and PSEG Nuclear are currently held as exempt wholesale generators (“EWGs”). Conversely, if an eligible unit remains an EWG following the Merger no Commission approval will be required for its divestiture.

** The output of these units is purchased from the unrelated third party owners. Any divestiture of the output of these units to satisfy market power mitigation would be a FERC jurisdictional wholesale electric sale and not involve disposition of any utility assets by Exelon under the Act.

*** See Item 1. H. of the U-1 for a discussion of the “virtual divestiture” with respect to the nuclear generating units.